Exhibit 16.1

CLA (CliftonLarsonAllen LLP) 301 SW Adams Street, Suite 1000 Peoria, IL 61602 309-671-4500 | fax 309-671-4508 CLAconnect.com

September 12, 2019

Securities and Exchange Commission

Washington, D.C. 20549

We have read the statements that Heartland Bancorp, Inc. (“Heartland”) made under the heading “Change in Accountants” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Form S-1 to be filed by Heartland on September 13, 2019, and we agree with the statements concerning our firm that are contained therein.

/s/ CliftonLarsonAllen LLP